Exhibit 16.1

December 16, 2013

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Calpian, Inc.
File No.: 000-53997

Dear Sir or Madam:

We have read Item 4.01 in the Form 8-K of Calpian, Inc., dated December 16, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Whitley Penn LLP